                                                                     EXHIBIT 4.4

                                                                  CONFORMED COPY

Recording requested by, and when                        Shelby County, Tennessee
recorded, please return to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017

ATTN: Cynthia Parker

       AMENDMENT NO. 1 TO DEED OF TRUST, ASSIGNMENT OF LEASES AND SECURITY
                                    AGREEMENT

                                     between

                                TBC CORPORATION,
                                     Grantor

                                       and

                    JPMORGAN CHASE BANK, as Collateral Agent,
                                   Beneficiary

                          DATED AS OF NOVEMBER 29, 2003

       AMENDMENT NO. 1 TO DEED OF TRUST, ASSIGNMENT OF LEASES AND SECURITY
                                   AGREEMENT

                  AMENDMENT NO. 1 TO DEED OF TRUST, ASSIGNMENT OF LEASES AND SECURITY AGREEMENT (this "Amendment") dated as of November 29, 2003 by and between TBC CORPORATION, a Delaware corporation ("Grantor") and JPMORGAN CHASE BANK, a New York banking corporation, in its capacity as Collateral Agent (in such capacity, "Beneficiary").

                              Preliminary Statement

                  Grantor executed and delivered that certain Deed of Trust, Assignment of Leases and Security Agreement dated as of March 31, 2003 and more particularly described on Schedule 1 attached hereto (as the same may be amended, restated, replaced, modified or supplemented from time to time, the "Instrument").

                  Grantor and Beneficiary desire to amend the Instrument as hereinafter set forth.

                                    Agreement

                  In consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor and Beneficiary agree as follows:

         1. The first sentence in the first full paragraph on the first page of the Instrument is hereby amended so that (a) the words "(the "Instrument")" are hereby inserted immediately following the words THE INSTRUMENT appearing therein, (b) the parenthetical expression "(the Intercreditor Agreement")" appearing in the fourth line thereof is deleted, and
(c) the language "as amended by that certain First Amendment to Intercreditor Agreement, dated as of November 29, 2003 (as further amended, restated, supplemented or otherwise modified from time to time, the "Intercreditor Agreement")" is inserted immediately following the phrase "of even date herewith" in the fifth line thereof.

         2. The first sentence of the first paragraph of the "WITNESSETH" clause on the first page of the Instrument is hereby deleted in its entirety, and the following is substituted in lieu thereof:

                           "Grantor, as Borrower, the Lenders, FTB, as
                           Administrative Agent, Beneficiary, as
                           Co-Administrative Agent, U.S. Bank National
                           Association ("USB"), as Documentation Agent, and Suntrust Bank ("Suntrust"), as Syndication Agent, are parties to that certain Credit Agreement, dated as of March 31, 2003, as amended and restated pursuant to that certain Amended and Restated Credit Agreement amongst Grantor, as Borrower, the Lenders, FTB, as Administrative Agent, Beneficiary, as Co-Administrative Agent, USB, as Documentation Agent, and Suntrust, as

                           Syndication Agent, dated as of November 29, 2003 (as amended, supplemented, substituted, restated or otherwise modified from time to time, the "Credit Agreement")."

         3. The second paragraph of the "WITNESSETH" clause on the first page of the Instrument is hereby amended so that (a) the language ", as amended by Amendment No. 1 to Second Amended and Restated Note Agreement dated as of November 29, 2003 (the "Series AB&C Amendment")" is added immediately following the date of "April 1, 2003" in the first sentence thereof, (b) the phrase "as amended by the Series AB&C Amendment and as further" is added immediately following the opening parenthesis in the fifth line thereof, and the first occurrence of the word "as" appearing in such parenthetical expression is hereby deleted and (c) the language ",as amended by Amendment No. 1 to Note Purchase Agreement dated as of November 29, 2003 (the "Series D Amendment" and together with the Series AB&C Amendment, the "Note Agreement Amendments")" is hereby added immediately following the date of "April 1, 2003" in the second sentence thereof.

         4. The paragraph on the second page of the Instrument beginning with the language "NOW, THEREFORE" is hereby amended by inserting the language "Prudential's execution of the Note Agreement Amendments" after the comma in the second line thereof.

         5. The paragraph on the second and third pages of the Instrument beginning with the language "TO HAVE AND TO HOLD" is hereby deleted in its entirety and the following paragraph is substituted in lieu thereof:

                           "TO HAVE AND TO HOLD the Property unto Trustee, his
                  successors and assigns forever in trust, to secure the payment of the unpaid principal of and interest on the Prudential Notes, the Loans and Reimbursement Obligations and all other obligations and liabilities of Grantor (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement, the Note Agreements and the Prudential Notes after the maturity of the Loans, the Reimbursement Obligations and the Prudential Notes and interest accruing at the then applicable rate provided in the Credit Agreement, the Note Agreements and the Prudential Notes, as applicable, after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Grantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Collateral Agent or any Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Note Agreements, the Prudential Notes, the Guarantee and Collateral Agreement, this Instrument, any Letter of Credit and any guarantee of the Grantor's obligations in respect of any of the foregoing as from time to time in effect, any Specified Hedging Agreement or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, Make-Whole Amounts, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Collateral Agent or to the Secured Parties that are required to be paid by the Grantor pursuant to the terms of any of the foregoing agreements) (collectively, but not including any Specified Hedging Agreement, the "Loan Documents") (all such indebtedness and obligations being herein called the "Secured Indebtedness") (capitalized terms used but not defined in this paragraph shall have the meanings ascribed thereto in the Guarantee and Collateral Agreement, dated as of March 31, 2003, by and among the Grantor, certain of the Grantor's subsidiaries and the Beneficiary, as amended by that certain First Amendment to Guarantee and Collateral Agreement, dated as of November 29, 2003 (as further amended, restated, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement").

         6. Paragraph 21 of the Instrument is hereby amended such that the words "Deed of Trust" in the second sentence thereof are hereby deleted, and the word "Instrument" is hereby substituted in lieu thereof.

         7. All references in the Instrument to the defined term the "Instrument" shall be deemed to mean and refer to the Instrument as amended by this Amendment, and as the same may be further amended, supplemented, restated, extended, substituted, replaced or otherwise modified from time to time. Capitalized terms used but not defined in the Instrument or in this Amendment, including in the Preamble above, shall have the meanings ascribed thereto in the Guarantee and Collateral Agreement, dated as of March 31, 2003, by and among the Grantor, certain of the Grantor's subsidiaries and the Beneficiary, as amended by that certain First Amendment to Guarantee and Collateral Agreement, dated as of November 29, 2003 (as further amended, restated, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement").

         8. Grantor and Beneficiary expressly acknowledge and agree that, except as expressly set forth herein, this Amendment shall not alter, amend, modify or otherwise affect the terms, provisions and conditions of the Loan Documents or any Specified Hedging Agreement, and Grantor and Beneficiary hereby ratify, confirm and agree that the Loan Documents and all liens, security interests, assignments, powers, indemnities, waivers and other rights created for the benefit of Beneficiary or any other Secured Party thereunder, including, without limitation, the lien created by the Instrument, as amended by this Amendment, shall continue to secure, in the same manner, in the same priority and to the same extent set forth therein, the payment and performance of the Secured Indebtedness, and all of same are hereby renewed, extended, carried forward, ratified and confirmed and shall be deemed for all purposes in full force and effect.

         9. Grantor and Beneficiary acknowledge and agree that the execution and/or acceptance of this Amendment by Beneficiary shall not be deemed or construed as a (a) novation or an accord and satisfaction of any of Grantor's or Beneficiary's duties, obligations and liabilities contained in the Loan Documents or any Specified Hedging Agreement; (b) waiver, modification, restriction or limitation of any and all of Grantor's or Beneficiary's rights and benefits arising under the Loan Documents or any Specified Hedging Agreement by operation of law, or otherwise, to demand full, complete and strict performance of the duties, obligations and liabilities contained in the Loan Documents or any Specified Hedging Agreement; or (c) precedent, and that Beneficiary shall be under no obligation, express or implied, to grant Grantor any future or further modification, renewal, extension and/or amendment to the Instrument, as amended hereby or any or all of the other Loan Documents or any Specified Hedging Agreement, except as provided therein.

         10. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts with the same effect as if the signature thereto and hereto were upon the same instrument, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         11. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction or court shall, as to such jurisdiction or court, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction or court shall not invalidate or render unenforceable such provision in any other jurisdiction or court.

         12. This Amendment, the Loan Documents and any Specified Hedging Agreement represent the entire agreement of the parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any party relative to the subject matter hereof not expressly set forth or referred to herein or therein.

         13. Neither this Amendment nor any terms hereof may be amended, supplemented or modified except by a written instrument executed by the parties hereto. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         14. Each of the parties hereto, and the respective representatives thereof executing this Amendment on their respective behalves, represents that such representative has full power, authority and legal right to execute and deliver this Amendment and that the same constitutes a valid and binding obligation of such party.

         IN WITNESS WHEREOF, this Amendment has been duly executed by Grantor and Beneficiary as of the day and year first above written.

                                         TBC CORPORATION, a Delaware
                                         corporation

                                         By: /s/ Thomas W. Garvey
                                             ---------------------------------
                                             Name: Thomas W. Garvey
                                             Title: Executive Vice President/
                                                    Chief Financial Officer

                                         JPMORGAN CHASE BANK,
                                         as Collateral Agent

                                         By: /s/ Bruce Yoder
                                             ----------------------
                                             Name: Bruce Yoder
                                             Title: Vice President

                   UNIFORM FORM CERTIFICATE OF ACKNOWLEDGMENT
                                (Within________)

State of Tennessee )
County of Shelby   ) ss.:

         On the 25th day of November in the year 2003 before me, the undersigned, personally appeared T.W. Garvey personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Rosemary R. Timms
-----------------------
NOTARY PUBLIC

                   UNIFORM FORM CERTIFICATE OF ACKNOWLEDGMENT
                                 (Within _____)

State of New York)
County of New York) ss.:

         On the 25th day of November in the year 2003 before me, the undersigned, personally appeared Bruce Yoder personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Anne T. Rossi
-------------------
NOTARY PUBLIC

                                   SCHEDULE 1

    Description of Deed of Trust, Assignment of Leases and Security Agreement

The following Security Instrument is recorded in the public records of

      City/Town: Memphis
      County: Shelby
      State: Tennessee

Deed of Trust (the "Deed of Trust")

      Grantor: TBC Corporation
      Trustee (if any): John E. Murdock III
      Beneficiary: The Chase Manhattan Bank (now known as JPMorgan Chase Bank)
      Dated: 03/31/03
      Recorded: 5/14/03
      Document Number: 03094271

The Deed of Trust encumbers premises described therein and on Schedule A hereto.

                                   SCHEDULE A

Commencing at the intersection of the centerline of East Shelby Drive with the centerline of Hickory Hill Road; thence south along the centerline of Hickory Hill Road a call distance of 478.67 feet to a point; thence east a distance of
54.00 feet to the point of beginning, said point being on the east line of Hickory Hill Road; thence S 87(degrees) 25' 42" E a distance of 1598.04 feet to a one-half inch rebar found at a fence corner; thence S 02(degrees) 21' 18" W a distance of 540.00 feet to a point on the centerline of a fifty feet wide railroad, drainage and utility easement (unrecorded); thence N 87(degrees) 25' 42" W a distance of 1597.90 feet along said easement centerline to a point on the east line of Hickory Hill Road; thence N 02(degrees) 20' 25" E a distance of
540.00 feet to the point of beginning and containing 19.809 acres.

Being the same real estate conveyed to TBC Corporation by Warranty Deed dated July 17, 1991, of record under Instrument No. CH-2450 in the Register's Office of Shelby County, Tennessee.